Exhibit 5

                              TIMOTHY J. McCARTNEY*
                                 Attorney-at-Law
                                   9 Elsa Way
                          Richboro, Pennsylvania 18954
                                     ------
                            Telephone (215) 396-7156
                            Facsimile (215) 396-7157

* Member of N.Y. Bar


December 17, 1999


Mark Solutions, Inc.
1515 Broad Street
Bloomfield, New Jersey 07003


Gentlemen:

I have acted as counsel to Mark Solutions, Inc. ("Mark") in connection with the registration on Form S-3 (the "Registration Statement") by Mark under the Securities Act of 1933, as amended (the Securities Act") of 1,062,500 shares of Mark Common Stock, $.01 par value (the "Shares") and the related prospectus.

On the basis of such investigation as I have deemed necessary, I am of the opinion that:

    The Shares (i)underlying the Preferred Stock, (ii) issuable in connection with previous debenture conversions and (iii) related to the litigation settlement have been duly authorized, reserved or issued by Mark and, upon such issuance will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" set forth in the prospectus.


Very Truly Yours,


Timothy J. McCartney